LINE OF CREDIT PROMISSORY NOTE


AMOUNT:  $960,000.00                                           DETROIT, MICHIGAN

DUE DATE:  June 30, 1998                                    DATED:  July 1, 1996


         FOR VALUE RECEIVED, on the Due Date the undersigned, DCT COMPONENT SYSTEMS, INC., a Michigan corporation, (hereinafter "Borrower"), promises to pay to the order of DCT COMPANIES, INC., a Michigan corporation (hereinafter "Payee"), at its office set forth below, or at such other place as Payee may designate in writing, the principal sum of Nine Hundred Sixty Thousand and no/100 Dollars ($960,000.00) or such greater sum as shall have been advanced by Payee to Borrower under the Loan Account hereinafter provided, plus accrued interest as hereinafter provided, all in lawful money of the United States of America.

         The principal outstanding under this Note from time to time shall bear interest ("Effective Interest Rate") on a basis of a year of three hundred sixty
(360) days and thirty (30) days in a month, at a fixed rate equal to ten percent (10%) per annum.

         Interest only on all amounts disbursed hereunder shall be due and payable on the first (1st) day of each calendar quarter, commencing on the first
(1st) day of October, 1996. Principal plus any accrued but unpaid interest on all amounts disbursed and outstanding hereunder shall be due and payable no later than the Due Date. The unpaid principal and interest remaining at the Due Date will be payable in full on the Due Date, unless extended by Payee.

         Advances of money or other credit, repayments and readvances may be made under this Note from time to time; provided, however, Payee may, in its sole discretion, refuse to make advances or readvances hereunder at any time. Payee may renew this Note at its sole discretion. If prior to the Due Date, Borrower repays all indebtedness hereunder, a readvance shall automatically reinstate this Note. Prepayments, at the option of Payee, shall first be applied against accrued interest and the balance against principal. This Note may be prepaid in full or in part at any time without payment of any prepayment fee or penalty. All loans or advances made hereunder shall be charged to a "Loan Account" in Borrower's name on Payee's books. Payee shall debit to such account the amount of each loan advance made and credit to such account the amount of prepayment hereunder. Payee shall render Borrower, from time to time, a statement of account setting forth the Borrower's loan balance in said Loan Account which shall be deemed to be correct and accepted by and binding upon Borrower, unless Payee receives a written statement of exceptions within fourteen (14) days after such statement has been rendered to Borrower.

         Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest, at a greater rate than the maximum allowed by the applicable law relating to this Note. Should any interest or other charges charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by the applicable law as aforesaid, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note. If Payee shall reasonably determine that the Effective Interest Rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between Payee and Borrower, at the option of Payee, shall immediately become due and payable.

         Upon failure to pay any installment of interest and/or principal hereunder when due, or upon default under any other promissory note, loan agreement, security or any other agreement executed in connection herewith, or between the Borrower and Payee, or upon dissolution or termination of the existence of Borrower, or upon the insolvency or business failure of Borrower, or upon the appointment of a receiver for any of the property of Borrower, or if Borrower is generally not paying its debts as such debts become due, or if a custodian is appointed or takes possession of the property of Borrower, or upon commencement of any proceedings under the bankruptcy or insolvency laws by or against Borrower, or if any other indebtedness of Borrower to Payee or a third party shall become due and remain unpaid by acceleration of maturity or after maturity thereof, or if any writ of attachment, garnishment, execution or similar process shall be issued against any property of Borrower, or if Payee deems itself insecure for any other reason whatsoever, then and in any such event, Payee may, without notice, declare the entire unpaid principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to Payee, to be immediately due and payable. During any period(s) this
Note is in default, or after the Due Date, or after acceleration of maturity, the Borrower shall be obligated to Payee and shall pay Payee, default interest at the rate of the Effective Interest Rate plus five percent (5%) per annum from the Due Date, the date of acceleration of maturity or the date of default, as the case may be, until the entire principal balance together with accrued interest has been paid in full. If this Note is not otherwise in default, but any required installment is not paid within five (5) days from the date same is due, then, at the option of Payee, a late charge of not more than Five Cents ($.05) for each dollar of the installment so overdue may be charged. Payee may

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hold and apply at any time its own indebtedness or liability to Borrower in payment of any indebtedness hereunder. Notwithstanding anything contained in this paragraph to the contrary, this Note shall be payable in all events immediately upon demand by Payee.

         Acceptance by Payee of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an event of default. Borrower and all endorsers, sureties and guarantors hereof, hereby jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to payment of any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.


WITNESSES:                                      BORROWER:

                                                DCT COMPONENT SYSTEMS, INC.,
                                                a Michigan corporation

                                                /s/ Peter Raab
------------------------                        ------------------------------
                                                By:  Peter Raab
________________________                        Its: President


ADDRESSES:

BORROWER:

DCT COMPONENT SYSTEMS, INC.
34660 Centaur
Clinton Township, Michigan  40835
Attn:  Peter Raab


PAYEE:

DCT COMPANIES, INC.
20101 Hoover Road
Detroit, Michigan  48205
Attn:  Richard Coletta



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